CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2025, relating to the financial statements and financial highlights of Rational Equity Armor Fund, Rational Tactical Return Fund, Rational Dynamic Brands Fund, Rational Strategic Allocation Fund, Rational/Pier 88 Convertible Securities Fund and Rational Special Situations Income Fund and the consolidated financial statements and financial highlights of Return Stacked® Balanced Allocation & Systematic Macro Fund (formerly, Rational/ReSolve Adaptive Asset Allocation Fund) and Rational/RGN Hedged Equity Fund, each a series of Mutual Fund and Variable Insurance Trust, which are included in Form N-CSR for the year or period ended December 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 25, 2025

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